EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Experts", "Summary Historical Financial Information" and "Selected Consolidated Financial Data", and to the use of our report dated August 26, 1994, in the Registration Statement (Form S-1) and related Prospectus of DIMON Incorporated for the registration of 3,450,000 shares of its common stock, with respect to the consolidated financial statements of Dibrell Brothers, Incorporated for the year ended June 30, 1994.

                                                  Ernst & Young LLP

Winston-Salem, North Carolina
May 20, 1996